STIFEL FINANCIAL CORP.
Form 8-K Dated February 12, 2009
Exhibit 99: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

For further information contact:

            James M. Zemlyak, Chief Financial Officer
            (314) 342-2228 zemlyakj@stifel.com

For Immediate Release

Stifel Financial Corp. Reports Record Annual and Fourth Quarter Results
Thirteenth Consecutive Year of Record Net Revenue
Record Annual and Quarterly Net Income
Quarterly Core Diluted EPS $0.72, Quarterly GAAP Diluted EPS $0.59
Year to Date Core Diluted EPS $2.60, Year to Date GAAP Diluted EPS $2.04

St. Louis, Missouri - February 12, 2009 - Stifel Financial Corp. (NYSE: "SF ") today reported unaudited quarterly net income of $17.8 million, or $0.59 per diluted share, on record net revenues of $228.2 million for the quarter ended December 31, 2008. For the comparable quarter of 2007, net income was $13.8 million, or $0.51 per diluted share, on net revenues of $212.2 million. For the year ended December 31, 2008, we posted record net income of $57.2 million, or $2.04 per diluted share, on record net revenues of $867.5 million, compared with $32.2 million, or $1.25 per diluted share, on net revenues of $763.1 million, for the same period one year earlier. All prior period share and earnings per share amounts have been retroactively restated to reflect the three-for-two stock split distributed in June 2008.

After adjusting for acquisition related charges, non-GAAP net income, our "Core earnings ", and non-GAAP earnings per diluted share were $21.7 million and $0.72, respectively, for the fourth quarter of 2008 compared to 2007 fourth quarter non-GAAP earnings of $20.5 million and non-GAAP earnings per diluted share of $0.76. For the year ended December 31, 2008, our non-GAAP earnings and non-GAAP earnings per diluted share were $73.1 million and $2.60, respectively, compared to 2007 prior year non-GAAP earnings of $66.8 million and non-GAAP earnings per diluted share of $2.60. A reconciliation between our GAAP results and non-GAAP measures is included in this release.

Our 2008 fourth quarter results include an after tax gain of approximately $0.11 per diluted share and after tax charges of approximately $0.12 per diluted share. The after tax gain resulted from the previously announced extinguishment of $12.5 million of 6.78% Stifel Financial Capital Trust IV Cumulative Trust Preferred Securities. The after tax charge includes approximately $0.10 per diluted share from unrealized losses on investments and after tax charges of approximately $0.02 per diluted share for the establishment of a charitable foundation.  Our 2007 fourth quarter results include an approximate $0.07 per diluted share gain for the extinguishment of $ 10.0 million of 6.78% Stifel Financial Capital Trust IV Cumulative Trust Preferred Securities. Excluding the aforementioned items 2008 fourth quarter non-GAAP earnings per diluted share increased 6% over prior year non-GAAP earnings per diluted share to $0.73 per diluted share.

Our results include the operations of Ryan Beck and Company and Stifel Bank and Trust for the year ended December 31, 2008, compared to the prior year results, which include Ryan Beck operations for ten months and Stifel Bank and Trust for nine months, as the acquisitions were made on February 28, 2007 and April 2, 2007, respectively. Prior year results also include a significant investment banking transaction that contributed $24.7 million in revenues in the second quarter of 2007.

At December 31, 2008, our equity was $594.9 million, resulting in book value per share of $22.75. During 2008, the Company repurchased 567,953 shares of its common stock, at an average price of $27.96 per share. On September 29, 2008, the Company completed the public offering of 1,495,000 new shares of Company common stock.

Chairman's Comments

Chairman and Chief Executive Officer, Ronald J. Kruszewski, commented, "Simply put, 2008 was uniquely challenging for the financial services industry.  Our Company has been fortunate to have sidestepped many of the issues which plagued a number of our brethren.  While we are mindful of this environment, we consider this a time of unparalleled opportunity for our Company."

"Going forward, we will continue to focus on the long-term building of shareholder value, primarily through the addition of talented and entrepreneurial people."  Mr. Kruszewski concluded, "I would like to congratulate and thank our hard-working associates for our record results in 2008 and also thank our clients for their continued confidence in Stifel Financial."

1

Stifel Financial Corp.
Summary of Results of Operations(Unaudited)
($ In Thousands, Except Per Share Amounts)
	Three Months Ended			Percent Change From		Nine Months Ended		Change
	12/31/2008	9/30/2008	12/31/2007	9/30/2008	12/31/2007	12/31/2008	12/31/2007	Percent
Total Revenues	$ 230,930	$ 223,829	$ 219,122	3%	5%	$ 886,021	$ 793,090	12%
Net Revenues	$ 228,160	$ 218,923	$ 212,186	4%	8%	$ 867,511	$ 763,065	14%
Non-GAAP Net Income (1)	$ 17,756	$ 12,777	$ 13,835	39%	28%	$ 57,212	$ 32,170	78%
Net Income	$ 21,738	$ 16,714	$ 20,491	30%	6%	$ 73,090	$ 66,787	9%
Per Share Information
	Three Months Ended			Percent Change From		Nine Months Ended		Change
	12/31/2008	9/30/2008	12/31/2007	9/30/2008	12/31/2007	12/31/2008	12/31/2007	Percent
Non-GAAP Earnings Per Share: Diluted (1)	$ 0.59	$ 0.46	$ 0.51	28%	16%	$ 2.04	$ 1.25	63%
Earnings Per Share: Diluted	$ 0.72	$ 0.60	$ 0.76	20%	-5%	$ 2.60	$ 2.60	0%
Weighed average common equivalent share Computations: Diluted shares	30,215	28,045	27,033	8%	12%	28,073	25,723	9%
(1See"Reconciliationof Core Earnings" table
2

Business Highlights

YTD Highlights

  Record net revenues of $867.5 million, a 14% increase for 2008 as compared to 2007.

  Thirteenth consecutive annual increase in net revenues.

  Record GAAP net income of $57.2 million, or $2.04 per diluted share, a 78% increase for 2008 as compared to 2007.

  Book value per common share increased to $22.75 as of December 31, 2008, a 24% increase from December 31, 2007.

  Core net income of $73.1 million, or $2.60 per diluted share, a 9% increase from the prior year core net income.

  Our Private Client Group ("PCG") and Fixed Income Capital Markets ("FICM") net revenues increased 6% and 170%, respectively, in 2008 as compared to 2007.

  Commissions and principal transactions revenue increased 39% to $634.4 million from the prior year.

  Investment banking revenues declined 51% to $83.7 million from the prior year.

  Prior year results include our largest investment banking transaction, which contributed $24.7 million in revenues.

  Asset management and service fees revenue increased 18% to $119.9 million from the prior year.

  For the year ended December 31, 2008 and 2007, utilizing Core earnings, pre-tax margin was 14%.

  For the year ended December 31, 2008, utilizing Core earnings, annualized return on average equity was 15% compared to 18% from the prior year.

  We paid a 50% stock dividend in the form of a 3-for-2 stock split distributed on June 12, 2008 to shareholders of record May 29, 2008.

  On September 29, 2008, we successfully completed our public offering of 1,495,000 new shares of Company common stock at an offering price of $45.00 per share. The net proceeds to the Company after consideration of the underwriters discount and before any expenses were $64.4 million.

  We closed on the acquisition of Butler Wick & Company, Inc. adding 18 private client branch offices and 75 financial advisors.

Quarterly Highlights

  Record net revenues of $228.2 million, an 8% increase from the prior year fourth quarter and a 4% increase from the third quarter of 2008.

  GAAP net income of $17.8 million, or $0.59 per diluted share, a 28% increase over the prior year fourth quarter and a 39% increase from the third quarter 2008.

  Core net income of $21.7 million, or $0.72 per diluted share, a 6% increase from the prior year fourth quarter and a 30% increase from the third quarter 2008.

  Commission and principal transactions revenue of $176.1 million increased 27% over the previous year fourth quarter and increased 12% from the third quarter of 2008.

  Investment banking revenues declined 50% to $15.8 million from the prior year fourth quarter and decreased 37% from the third quarter of 2008.

  Asset management and service fees revenue decreased 1% to $29.3 million as compared to the prior year fourth quarter and down 3% from the third quarter 2008.

  The PCG segment recorded net revenues of $111.6 million, a 6% decrease over the fourth quarter 2007 and a 2% decrease from the third quarter 2008.

  The FICM segment recorded net revenues of $58.3 million, a 145% increase over the fourth quarter 2007 and a 53% increase from the third quarter 2008.

  The Equity Capital Markets ("ECM") commissions and principal transactions of $44.3 million, a 26% increase over the prior year fourth quarter and a 1% decrease from the third quarter 2008

  The ECM segment net revenues decreased 8% over the fourth quarter 2007 and 13% from the third quarter 2008 resulting from decreased investment banking revenues which declined 58% from the prior year fourth quarter and decreased 44% from the third quarter 2008.

  We recorded an after tax gain of approximately $0.11 per diluted share for the extinguishment of $12.5 million of 6.78% Stifel Financial Capital Trust IV Cumulative Trust Preferred Securities in December 2008.

  For the three months ended December 31, 2008, utilizing Core earnings, pre-tax margin was 16% compared to 16% from the previous year fourth quarter and 13% from the third quarter 2008.

  For the three months ended December 31, 2008, utilizing Core earnings, annualized return on average equity was 15% compared to 20% from the previous year fourth quarter and 14% from the third quarter 2008.

3

Stifel Financial Corp.
Summary of Results of Operations(Unaudited)
($ In Thousands, Except Per Share Amounts)
	Three Months Ended						Percent Change From
Net Revenues	12/31/2008	% of Net Revenues	9/30/2008	% of Net Revenues	12/31/2007	% of Net Revenues	9/30/2008	12/31/2007
Commissions	$ 83,599	36.7%	$ 88,727	40.5%	$ 90,584	42.7%	-6%	-8%
Principal transactions	92,492	40.5%	68,182	31.1%	47,670	22.5%	36%	94%
Investment banking	15,775	6.9%	25,156	11.5%	31,449	14.8%	-37%	-50%
Asset management and service fees	29,346	12.9%	30,336	13.9%	29,592	13.9%	-3%	-1%
Other	(1,255)	-0.6%	(1,391)	-0.6%	4,127	2.0%	n/a	n/a
Total operating revenues	219,957	96.4%	211,010	96.4%	203,422	95.9%	4%	8%
Interest revenue	10,973	4.8%	12,819	5.9%	15,700	7.4%	-14%	-30%
Total revenues	230,930	101.2%	223,829	102.3%	219,122	103.3%	3%	5%
Less: Interest expense	2,770	1.2%	4,906	2.3%	6,936	3.3%	-44%	-60%
Net revenues	228,160	100.0%	218,923	100.0%	212,186	100.0%	4%	8%
Non-Interest Expenses
Employee compensation and benefits	141,750	62.1%	150,203	68.6%	141,758	66.8%	-6%	0%
Occupancy and equipment rental	18,972	8.3%	17,286	7.9%	17,029	8.0%	10%	11%
Communication and office supplies	12,734	5.6%	11,192	5.1%	11,052	5.2%	14%	15%
Commissions and floor brokerage	4,972	2.2%	4,348	2.0%	2,675	1.3%	14%	86%
Other operating expenses	20,632	9.0%	14,800	6.7%	16,579	7.8%	39%	24%
Total non-interest expenses	199,060	87.2%	197,829	90.4%	189,093	89.1%	1%	5%
Income before income taxes	29,100	12.8%	21,094	9.6%	23,093	10.9%	38%	26%
Provision for income taxes	11,344	5.0%	8,317	3.8%	9,258	4.4%	36%	23%
Net income	$ 17,756	7.8%	$ 12,777	5.8%	$ 13,835	6.5%	39%	28%
Per Share information
Earnings Per Share:
Basic	$ 0.69		$ 0.54	$ 0.61			28%	13%
Diluted	$ 0.59		$ 0.46	$ 0.51			28%	16%

Weighted average common equivalent shares
Basic shares	25,706		23,830	22,634			8%	14%
Diluted shares	30,215		28,045	27,033			8%	12%
Statistical Information
Book Value Per Share	$ 22.75	$ 22.21		$ 18.36			2%	24%
Investment Executives	1,315	1,235		1,163			6%	13%
Full-Time Employees	3,371	3,038		2,834			11%	19%
Locations	225	194		175			16%	29%
Total Client Assets (in thousands)	$ 51,828,000	$ 56,860,000		$59,299,000			-9%	-13%

4

	Years Ended
Net Revenues	12/31/2008	% of Net Revenues	12/31/2007	% of Net Revenues	% Change
Commissions	$ 341,090	39.3%	$ 315,514	41.4%	8%
Principal transactions	293,285	33.8%	139,248	18.2%	111%
Investment banking	83,710	9.6%	169,413	22.2%	-51%
Asset management and service fees	119,926	13.8%	101,610	13.3%	18%
Other	(2,138)	-0.2%	8,234	1.1%	n/a
Total operating revenues	835,873	96.3%	734,019	96.2%	14%
Interest revenue	50,148	5.8%	59,071	7.7%	-15%
Total revenues	886,021	102.1%	793,090	103.9%	12%
Less: Interest expense	18,510	2.1%	30,025	3.9%	-38%
Net revenues	867,511	100.0%	763,065	100.0%	14%
Non-Interest Expenses
Employee compensation and benefits	582,778	67.2%	543,021	71.2%	7%
Occupancy and equipment rental	67,984	7.8%	57,796	7.6%	18%
Communication and office supplies	45,621	5.3%	42,355	5.5%	8%
Commissions and floor brokerage	13,287	1.5%	9,921	1.3%	34%
Other operating expenses	63,572	7.3%	56,126	7.4%	13%
Total non-interest expenses	773,242	89.1%	709,219	93.0%	9%
Income before income taxes	94,269	10.9%	53,846	7.0%	75%
Provision for income taxes	37,057	4.3%	21,676	2.8%	71%
Net income	$ 57,212	6.6%	$ 32,170	4.2%	78%
Per Share information
Revenues:	12/31/2008	12/31/2007			% Change
Earnings Per Share:
Basic	$ 2.38	$ 1.48			61%
Diluted	$ 2.04	$ 1.25			63%
Weighted average common equivalent shares
Basic shares	24,069	21,754			11%
Diluted shares	28,073	25,723			9%

Business Segment Results

Stifel Financial Corp.
Summary of Segment Data & Statistical Information (Unaudited)
Segment Data ($ In Thousands)
	Three Months Ended			Percent Change From		Years Ended
Net Revenues	12/31/2008	9/30/2008	12/31/2007	9/30/2008	12/31/2007	12/31/2008	12/31/2007	% Change
Private Client	$ 111,603	$ 113,976	$ 119,260	-2%	-6%	$ 461,431	$ 435,711	6%
Equity capital markets	54,902	63,405	59,421	-13%	-8%	215,546	238,064	-9%
Fixed income capital markets	58,276	38,193	23,794	53%	145%	175,180	64,867	170%
Stifel Bank	1,080	3,175	1,871	-66%	-42%	9,574	4,800	99%
Other	2,299	174	7,840	1221%	-71%	5,780	19,623	-71%
Total net revenues	$ 228,160	$ 218,923	$ 212,186	4%	8%	$ 867,511	$ 763,065	14%
Operating Contribution
Private Client	$ 19,216	$ 22,801	$ 27,484	-16%	-30%	$ 97,478	$ 95,353	2%
Equity capital markets	7,171	11,775	10,213	-39%	-30%	29,457	52,658	-44%
Fixed income capital markets	23,722	12,014	4,785	97%	396%	62,435	8,191	662%
Stifel Bank	(844)	732	347	n/a	n/a	619	990	-37%
Other/unallocated overhead	(20,165)	(26,228)	(19,736)	n/a	n/a	(95,720)	(103,346)	n/a
Income before income taxes	$ 29,100	$ 21,094	$ 23,093	38%	26%	$ 94,269	$ 53,846	75%
5

Private Client Group Segment- Year Highlights

  Net revenues of $461.4 million, a 6% increase over the prior year.

  Operating contribution of $97.5 million, a 2% increase over the same period last year.

  Commission and principal transactions revenue increased 12% over the previous year.

  Investment banking revenues, which represents sales commissions on capital raising activities, declined 61% from the prior year.

  Asset management and service fees revenue increased 18% to $119.0 million as compared to the prior year.

  For the year ended December 31, 2008, employee compensation and benefits was 62% of net revenues compared to 63% for the same period last year.

  We added 34 PCG offices and 194 Financial Advisors in 2008 as part of our ongoing footprint expansion efforts.

Private Client Group Segment- Fourth Quarter Highlights

  Net revenues of $111.6 million, a 6% decrease over the prior year fourth quarter and a 2% decrease from the third quarter of 2008.

  Operating contribution of $19.2 million, a 30% decrease over the previous year fourth quarter and a 16% decrease from the third quarter this year.

  Commission and principal transactions revenue decreased 4% over the previous year fourth quarter.

  Investment banking revenues declined 61% from the prior year fourth quarter.

  Asset management and service fees revenue decreased 2% to $28.8 million as compared to the prior year fourth quarter and decreased 4% from the third quarter of 2008.

  For the three months ended December 31, 2008, employee compensation and benefits was 63% of net revenues compared to 60% for the same period last year.

Stifel Financial Corp.
Private Client Group Segment Data & Statistical Information (Unaudited)
($ in thousands)
	Three Months Ended			Percent Change From		Years Ended		Change
Revenues:	12/31/2008	9/30/2008	12/31/2007	9/30/2008	12/31/2007	12/31/2008	12/31/2007	Percent
Commissions and principal transactions	$ 78,597	$ 78,031	$ 81,929	1%	-4%	$ 316,120	$ 281,350	12%
Investment banking	1,825	3,371	4,705	-46%	-61%	15,515	40,071	-61%
Asset management and service fees	28,848	30,111	29,578	-4%	-2%	119,047	101,128	18%
Net interest & other	2,333	2,463	3,048	-5%	-23%	10,749	13,162	-18%
Total Net Revenues	111,603	113,976	119,260	-2%	-6%	461,431	435,711	6%
Non-interest expenses:
Employee compensation and benefits	69,762	70,343	72,151	-1%	-3%	285,641	274,115	4%
Other non-interest expenses	22,625	20,832	19,625	9%	15%	78,312	66,243	18%
Total non-interest expenses	92,387	91,175	91,776	1%	1%	363,953	340,358	7%
Income before income taxes	$ 19,216	$ 22,801	$ 27,484	-16%	-30%	$ 97,478	$ 95,353	2%
Ratios to Net Revenues
Employee compensation and benefits	63%	62%	60%			62%	63%
Other non-interest expenses	20%	18%	16%			17%	15%
Net Margins	17%	20%	23%			21%	22%

6

Equity Capital Markets Segment - Year Highlights

  Net revenues of $215.5 million, a 9% decrease over the prior year.

  Commission and principal transactions revenue increased 33% over the same period last year.

  Investment banking revenues decreased 53% from the prior year.

  Prior year investment banking included a significant transaction, which contributed $24.7 million in revenue in the 2007 second quarter.

  We added 86 revenue producers in 2008.

Equity Capital Markets Segment - Fourth Quarter Highlights

  Net revenues of $54.9 million, an 8% decrease over the prior year fourth quarter and a 13% decrease from the third quarter 2008.

  Commission and principal transactions revenue increased 26% over the prior year fourth quarter and decreased 1% from the third quarter 2008.

  Investment banking revenues decreased 58% over the prior year fourth quarter and decreased 44% from the third quarter of this year.

  For the three months ended December 31, 2008, employee compensation and benefits was 59% of net revenues compared to 64% for the prior year fourth quarter.

Stifel Financial Corp.
Equity Capital Markets Group Segment Data & Statistical Information (Unaudited)
($ in thousands)
	Three Months Ended			Percent Change From		Years Ended		Change
Revenues:	12/31/2008	9/30/2008	12/31/2007	9/30/2008	12/31/2007	12/31/2008	12/31/2007	Percent
Commissions and principal transactions	$ 44,268	$ 44,827	$ 35,100	-1%	26%	$ 159,629	$ 120,204	33%
Capital raising	5,142	5,408	7,850	-5%	-34%	21,867	45,371	-52%
Advisory fees	5,026	12,827	16,322	-61%	-69%	32,671	71,555	-54%
Investment banking	10,168	18,235	24,172	-44%	-58%	54,538	116,926	-53%
Other	466	343	149	36%	213%	1,379	934	48%
Total Net Revenues	54,902	63,405	59,421	-13%	-8%	215,546	238,064	-9%
Non-interest expenses:
Employee compensation and benefits	32,137	39,139	38,099	-18%	-16%	135,520	143,718	-6%
Other non-interest expenses	15,594	12,491	11,109	25%	40%	50,569	41,688	21%
Total non-interest expenses	47,731	51,630	49,208	-8%	-3%	186,089	185,406	0%
Income before income taxes	$ 7,171	$ 11,775	$ 10,213	-39%	-30%	$ 29,457	$ 52,658	-44%
Ratios to Net Revenues
Employee compensation and benefits	59%	62%	64%			63%	60%
Other non-interest expenses	28%	20%	19%			23%	18%
Net Margins	13%	19%	17%			14%	22%

7

Fixed Income Capital Markets Segment-Year Highlights

  Record net revenues of $175.2 million, a 170% increase over the prior year.

  Operating contribution of $62.4 million, a 662% increase over the prior year.

  Commissions and principal transactions revenue increased 198% over the prior year.

  For the year ended December 31, 2008, employee compensation and benefits was 56% of net revenues compared to 68% for the prior year.

  Net margins were 36% compared to 13% in the prior year.

  We added 52 revenue producers in 2008.

Fixed Income Capital Markets Segment -Fourth Quarter Highlights

  Net revenues of $58.3 million, a 145% increase over the prior year fourth quarter and a 53% increase from the third quarter 2008.

  Operating contribution of $23.7 million, a 396% increase over the prior year fourth quarter and a 97% increase from the third quarter 2008.

  Commissions and principal transactions revenue increased 151% over the prior year fourth quarter and increased 56% from the third quarter of this year.

  For the three months ended December 31, 2008, employee compensation and benefits was 51% of net revenues compared to 66% for the prior year fourth quarter.

Stifel Financial Corp.
Fixed Income Capital Markets Segment Data & Statistical Information (Unaudited)
($ in thousands)
	Three Months Ended			Percent Change From		Years Ended		Change
Revenues:	12/31/2008	9/30/2008	12/31/2007	9/30/2008	12/31/2007	12/31/2008	12/31/2007	Percent
Commissions and principal transactions	$ 53,226	$ 34,050	$ 21,225	56%	151%	$ 158,625	$ 53,164	198%
Investment banking	3,783	3,550	2,571	7%	47%	13,658	12,647	8%
Other	1,267	593	(2)	114%	n/a	2,897	(944)	n/a
Total Net Revenues	58,276	38,193	23,794	53%	145%	175,180	64,867	170%
Non-interest expenses:
Employee compensation and benefits	29,667	22,891	15,804	30%	88%	98,159	44,427	121%
Operating expenses	4,887	3,288	3,205	49%	52%	14,586	12,249	19%
Total non-interest expenses	34,554	26,179	19,009	32%	82%	112,745	56,676	99%
Income before income taxes	$ 23,722	$ 12,014	$ 4,785	97%	396%	$ 62,435	$ 8,191	662%
Ratios to Net Revenues
Employee compensation and benefits	51%	60%	66%			56%	68%
Other non-interest expenses	8%	9%	13%			8%	19%
Net Margins	41%	31%	20%			36%	13%

8

Stifel Bank Segment-Year Highlights

Current year results include the operations of Stifel Bank and Trust for the full twelve months compared to the prior year results, which include Stifel Bank and Trust for only nine months, as the acquisition was made on April 2, 2007.

  Net revenues of $9.6 million increased 99% over the prior year.

  Total retained loans, net, increased 49% over the prior year.

  Non-performing loans as a percentage of total loans decreased from 1.51% as of December 31, 2007 to 0.30%.

  Total assets increased 38% over the prior year.

  Total deposits increased 48% over the prior year.

  We added 15 revenue producers in 2008.

Stifel Bank Segment-Fourth Quarter Highlights

  Net revenues of $1.1 million decreased 42% over the prior year fourth quarter and decreased 66% over the preceding quarter.

  Total retained loans, net, decreased 5% over the preceding quarter.

  Total assets increased 5% over the preceding quarter.

  Non-performing loans as a percentage of total loans increased from 0.09% in the preceding quarter to 0.30%.

Stifel Financial Corp.
Stifel Bank & Trust Segment Data & Statistical Information (Unaudited)
($ in thousands)
	Three Months Ended			Percent Change From		Years Ended		Change
Revenues:	12/31/2008	9/30/2008	12/31/2007	9/30/2008	12/31/2007	12/31/2008	12/31/2007	Percent
Interest	$ 3,763	$ 4,129	$ 3,645	-9%	3%	$ 15,253	$ 9,542	60%
Other	(1,961)	493	218	n/a	n/a	(358)	704	n/a
Total Revenues	1,802	4,622	3,863	-61%	-53%	14,895	10,246	45%
Less: Interest expense	722	1,447	1,992	-50%	-64%	5,321	5,446	-2%
Total Net Revenues	1,080	3,175	1,871	-66%	-42%	9,574	4,800	99%
Non-interest expenses:
Employee compensation and benefits	784	1,045	749	-25%	5%	3,566	1,613	121%
Other non-interest expenses	1,140	1,398	775	-18%	47%	5,389	2,197	145%
Total non-interest expenses	1,924	2,443	1,524	-21%	26%	8,955	3,810	135%
Income before income taxes	$ (844)	$ 732	$ 347	n/a	n/a	$ 619	$ 990	-37%
As of	12/31/2008	9/30/2008	12/31/2007
Total assets	$ 343,417	$ 327,279	$ 248,982	5%	38%
Total retained loans, net	$ 192,819	$ 203,181	$ 129,206	-5%	49%
Total loans held for sale, net	$ 37,348	$ 11,370	$ 3,433	228%	988%
Total deposits	$ 284,798	$ 261,018	$ 192,487	9%	48%
Allowance for loan losses as a % of loans	1.23%	1.22%	1.32%
Total Non-Performing Loans as a % of Loans	0.30%	0.09%	1.51%

Prior year to date results include nine months as Stifel Bank& Trust was purchased on April 2, 2007.

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Non-GAAP Financial Measures

Our management has utilized non-GAAP calculations of presented net revenues, compensation and benefits, operating expenses, income before income taxes, provision for income taxes, net income, compensation ratio, pre-tax margin and basic and diluted earnings per share that are adjusted in the manner presented as an additional measure to aid in understanding and analyzing our financial results for the three months and years ended. Specifically, our management believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of our core operating results and business outlook. Our management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of our business and facilitate a meaningful comparison of our results in the current period to those in prior periods and future periods. Our reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance. The non-GAAP amounts exclude compensation and operating expenses associated with the LM Capital Markets and Ryan Beck acquisitions, principally stock-based awards offered to key associates of the LM Capital Markets in January 2006.

A limitation of utilizing these non-GAAP measures of compensation and benefits, operating expenses, income before income taxes, provision for income taxes, net income, compensation ratio, pre-tax margin and basic and diluted earnings per share is that the GAAP accounting effects of these acquisitions do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, our management believes that both GAAP measures of net revenues, compensation and benefits operating expenses, income before income taxes, income taxes, net income, compensation ratio, pre-tax margin and basic and diluted earnings per share and the same respective non-GAAP measures of our financial performance should be considered together.

We expect to grant stock-based awards and other share-based compensation in the future. We do not expect to make such substantial grants to employees outside of our regular compensation and hiring process, as we did when we granted the restricted stock units in connection with our LM Capital Markets acquisition.

The following provides details with respect to reconciling net revenues, compensation and benefits, operating expenses, income before income taxes, provision for income taxes, net income, compensation ratio, pre-tax margin and basic and diluted earnings per share on a GAAP basis for the three months and years ended to the aforementioned captions on a non-GAAP basis for the same respective period.

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Stifel Financial Corp.
Reconciliation of Core Earnings (Unaudited)
($ In Thousands)
	Three Months Ended December 31, 2008					Three Months Ended December 31, 2007
	GAAP	Acquisition Related		Core Business	% of Revenues	GAAP	Acquisition Related		Core Business	% of Revenues
Revenues:
Net Revenues	$ 228,160	$ 1	a	$ 228,161	100%	$ 212,186	($26)	a	$ 212,160	100%
Non interest expenses:
Compensation and Benefits	141,750	(6,474)	b	135,276	59%	141,758	(8,740)	b	133,018	63%
Operating Expenses	57,310	(32)	c	57,278	25%	47,335	(1,160)	c	46,175	21%
Total non-interest expenses	199,060	(6,506)		192,554	84%	189,093	(9,900)		179,193	84%
Income before income taxes	29,100	6,507		35,607	16%	23,093	9,874		32,967	16%
Provision for income taxes	11,344	2,525	e	13,869	6%	9,258	3,218	e	12,476	6%
Net income	$ 17,756	$ 3,982	f	$ 21,738	10%	$ 13,835	$ 6,656	f	$ 20,491	10%
Compensation Ratios (g)	62%			59%		67%			63%
Annualized return on average equity (h)	12%			15%		13%			20%
Pre-tax Margin (i)	13%			16%		11%			16%
Earnings per share: Diluted (j)	$0.59	$0.13		$0.72		$0.51	$0.25		$0.76
	Year Ended December 31, 2008					Year Ended December 31, 2007
	GAAP	Acquisition Related		Core Business	% of Revenues	GAAP	Acquisition Related		Core Business	% of Revenues
Revenues:
Net Revenues	$ 867,511	$ 5	a	$ 867,516	100%	$ 763,065	$ 304	a	$ 763,369	100%
Non interest expenses:
Compensation and Benefits	582,778	(25,599)	b	557,179	64%	543,021	(49,113)	d	493,908	65%
Operating Expenses	190,464	(555)	c	189,909	22%	166,198	(7,357)	c	158,841	21%
Total non-interest expenses	773,242	(26,154)		747,088	86%	709,219	(56,470)		652,749	86%
Income before income taxes	94,269	26,159		120,428	14%	53,846	56,774		110,620	14%
Provision for income taxes	37,057	10,281	e	47,338	6%	21,676	22,157	e	43,833	6%
Net income	$ 57,212	$ 15,878	f	$ 73,090	8%	$ 32,170	$ 34,617	f	$ 66,787	8%
Compensation Ratios (g)	67%			64%		71%			65%
Annualized return on average equity (h)	12%			15%		9%			18%
Pre-tax Margin (i)	11%			14%		7%			14%
Earnings per share: Diluted (j)	$2.04	$0.56		$2.60		$1.25	$1.35		$2.60

(a)      The adjustment represents the revenues for recognition of pre-acquisition investment banking backlog.

(b)     The adjustment primarily represents the expense with respect to the amortization of the stock-based awards to LM Capital Markets associates in January 2006.

(c)      The adjustment represents the adjustment for operating expenses related to the LM Capital Markets and the Ryan Beck acquisitions.

(d)     The adjustment primarily represents the adjustment for the amortization of the stock-based awards to the LM Capital Markets associates and compensation expenses principally for the acceleration of the vesting for Ryan Beck deferred compensation plans.

(e)      The adjustment to provision for income taxes represents the tax effect resulting from the additions or deductions from a-d above.

(f)      The adjustment to net income is the after-tax adjustments for items a-e above.

(g)      The three months and years ended December 31, 2008 and 2007 compensation ratios were calculated by dividing compensation and benefits by net revenues.

(h)     The three months and years ended December 31, 2008 and 2007 annualized returns on average equity were calculated by dividing net income by average equity.

(i)       The three months and years ended December 31, 2008 and 2007 pre-tax margins were calculated by dividing income before income taxes expense by net revenues.

(j)       The three months and years ended December 31, 2008 and 2007 diluted earnings per share were calculated by dividing the Net Income by the diluted weighted averages of common equivalent shares.

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Statement of Financial Condition Highlights (Unaudited)

Total assets increased 4% to $1.6 billion at December 31, 2008 from $1.5 billion at December 31, 2007. Total stockholders' equity increased $170.3 million, or 40%, to $594.9 million at December 31, 2008, principally due to funds from our public offering, net income, and amortization of stock-based awards.

At December 31, 2008, the Company reported total securities owned and investments at fair value of $248.4 million, which included trading securities categorized as level 3 of $38.2 million.

Conference Call Information

Stifel Financial Corp. will hold a conference call Thursday, February 12, 2009, at 11:00 a.m. Eastern. This call will be Web cast and slides can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com, as well as on all sites within Thomson/CCBN's Investor Distribution Network. Questions may be posed to management by participants on the call, and in response, the company may disclose additional material information. To participate in the question and answer portion on the call, please dial 888-676-3684 and request the Stifel Financial Corp. earnings call.  The subjects to be covered may also contain forward-looking information.

Company Information

Stifel Financial Corp. operates 204 offices in 35 states and the District of Columbia through its principal subsidiary, Stifel Nicolaus and Company, Inc., and 3 European offices through Stifel Nicolaus Limited. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, commercial and retail banking and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate the acquired companies; a material adverse change in the financial condition; the risk of borrower, depositor and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies'operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made.  Stifel does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Stifel disclaims any intent or obligation to update these forward-looking statements.

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